
Email Update

MARKET VECTORS® ETFs

Dear [Financial Professional],

We'd like to take this opportunity to remind you that Market Vectors ETF Trusts' **exchange offers for six Merrill Lynch-sponsored HOLDRS will expire at 11:00 a.m. EST on Tuesday, December 20, 2011**, unless they are extended. Note that financial intermediaries may have earlier cutoff dates.

View Exchange Offer Documents:

Oil Service (OIH)	Semiconductor (SMH)	Pharmaceutical (PPH)
Biotech (BBH)	Retail (RTH)	Regional Bank (RKH)

IMMEDIATE INVESTOR ACTION IS REQUESTED

- To participate in the exchange offers, investors should contact their financial intermediaries, or follow instructions contained in the exchange offer materials.

- Didn't receive the exchange offer materials? Need assistance with tendering your HOLDRS? Speak to an Information Agent representative:

  D.F. King & Co.
  Toll-Free: 800.290.6424
  Banks and Brokers: 212.269.5550
  marketvectorsetf@dfking.com

Investors should obtain and read documents made available in connection with the exchange offers and evaluate these choices carefully with the help of their own financial and tax advisors.

Note that information relating to the Indicative Rebalanced HOLDRS Securities Value will be available at vaneck.com/holdrs, or by calling 800.290.6424 (Banks and Brokers: 212.269.5550).

LEARN MORE

- Review: Timeline
- Read: Frequently Asked Questions
- Download: Term Sheet
- Download: Investor Action Alternatives
- Listen to a replay of the 12/8 Conference Call for Financial Professionals:
  U.S./Canada - 1.888.203.1112
  Int'l - 1.719.457.0820
  Passcode - 3824379

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Van Eck Global
335 Madison Avenue
New York, NY 10017

For more information, please contact:

ETF Business Development
Sean Hopkins
212.293.2069
shopkins@vaneck.com

ETF National Accounts
Patrick Finn, CFA
212.293.2172
pfinn@vaneck.com

ETF Trading Community
Adam Phillips
212.293.2096
aphillips@vaneck.com

Or contact **D.F. King & Co., the Information Agent**:

- Toll-Free: 800.290.6424
- Banks and Brokers: 212.269.5550
- Email: marketvectorsetf@dfking.com

OIH SMH PPH BBH RTH RKH

Important Disclosure

The prospectus (or Statement of Additional Information) contained in the registration statements for the new ETFs is not an offer to sell the securities referenced therein and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This material is neither an offer to buy nor a solicitation of an offer to sell any of the HOLDRS or new ETF shares. The exchange offers are being made only pursuant to the exchange offer documents, which have been distributed to holders of the outstanding HOLDRS and have been filed with the Securities and Exchange Commission (the "SEC") as part of the Registration Statements. **INVESTORS AND SECURITY HOLDERS OF HOLDRS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND OTHER**

RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFERS, INCLUDING THE RISKS OF PARTICIPATING IN THE EXCHANGE OFFERS. SUCH DOCUMENTS ARE AVAILABLE FREE OF CHARGE THROUGH THE WEBSITE MAINTAINED BY THE SEC AT SEC.GOV, BY CALLING THE SEC AT 800.SEC.0330, OR BY DIRECTING A REQUEST TO D.F. KING & CO., THE INFORMATION AGENT, AT 800.290.6424.

Investing involves substantial risk and high volatility, including possible loss of principal. An investor should consider the investment objective, risks, charges and expenses of a new ETF carefully before investing. Please read the prospectus and summary prospectus carefully before investing.

Investors may obtain free copies of the prospectus and summary prospectus, exchange offer documents, and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, free copies of the prospectus and summary prospectus, exchange offer documents and other documents filed with the SEC may also be obtained after the registration statements become effective by directing a request to: Van Eck Securities Corporation, Distributor, 335 Madison Avenue, New York, NY 10017 or by calling: 800.826.2333 or visiting vaneck.com/etf.

Van Eck Securities Corporation
Distributor
335 Madison Avenue
New York, NY 10017